Chanticleer Holdings To Exit Australia and Eastern Europe Markets; Positive

Impact on Margins and Profitability

Charlotte, NC — July 12, 2016 — Chanticleer Holdings, Inc. (Nasdaq: HOTR) (“Chanticleer” or the “Company”), owner and operator of multiple restaurant brands internationally and domestically, today announced that it intends to exit the Australia and Eastern Europe markets. The stores are expected to either be sold or closed during the third quarter of 2016.

Mike Pruitt, CEO of Chanticleer Holdings, Inc., stated, “Most of the stores across our platform are performing well, with growing comps and attractive store economics. Unfortunately our 5 stores in Australia and our store in Budapest, Hungary, while demonstrating recent progress, continue to significantly underperform our other locations and accounted for approximately $0.7 million of the reported net loss in the first quarter of 2016. Hence, discontinuing these operations and focusing on our diverse base of performing stores in the U.S., South Africa and Europe will create a much stronger growth platform while swiftly enhancing corporate margins and profitability.”

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, Little Big Burger, and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:Any statements that are not historical facts contained in this press release are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations and involve known and unknown risks and other factors that may cause our actual results, performance or developments in our industry to differ materially from the results anticipated, estimated or projected by such forward-looking statements. Forward-looking statements reflect only the company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and in documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the company does not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com